Contact:	Jim Davidson	Tony Pordon
	Executive Vice President – Finance	Senior Vice-President
201-325-3303
	jdavidson@unitedauto.com	248-648-2540
	—	tpordon@unitedauto.com

FOR IMMEDIATE RELEASE

UNITEDAUTO ANNOUNCES QUARTERLY DIVIDEND

BLOOMFIELD HILLS, MI, July 20, 2006 – United Auto Group, Inc. (NYSE:UAG), an international automotive retailer, today announced that its Board of Directors has approved a quarterly dividend of $0.07 per share payable on September 1, 2006, to shareholders of record on August 10, 2006.

United Auto Group, Inc., headquartered in Bloomfield Hills, Michigan, operates 296 retail automotive franchises, representing 40 different brands, and 27 collision repair centers. UnitedAuto, which sells new and previously owned vehicles, finance and insurance products and replacement parts, and offers maintenance and repair services on all brands it represents, has 173 franchises in 19 states and Puerto Rico and 123 franchises located outside the United States, primarily in the United Kingdom. UnitedAuto is a member of the Fortune 500 and Russell 2000 and has approximately 15,000 employees.

Statements in this press release involve forward-looking statements. Actual results may vary materially because of risks and uncertainties. These forward-looking statements should be evaluated together with additional information about UnitedAuto’s business, market conditions, and other uncertainties which could affect UnitedAuto’s future performance, which are contained in UnitedAuto’s Form 10-K for the year ended December 31, 2005, and its other filings with the Securities and Exchange Commission, and which is incorporated into this press release by reference. This press release speaks only as of its date and UnitedAuto disclaims any duty to update the information herein.

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